Exhibit 99.2
1 Trademark of Trinseo PLC or its affiliates Third Quarter 2025 Financial Results & Fourth Quarter Outlook November 6, 2025

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Bee van Kessel, Senior Vice President, Corporate Finance & Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q3 2025 Results • Net loss of $110 million and EPS of negative $3.05 • Adjusted EBITDA* of $30 million was inclusive of $9 million of unfavorable net timing and negative equity income from Americas Styrenics • Continuation of Q2 supply/demand dynamics with Q3 volumes similar to Q2 volumes * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Cash used in operations of $22 million and capital expenditures of $16 million resulted in Free Cash Flow* of negative $38 million • Third quarter ending cash of $114 million (of which $2 million was restricted) and total liquidity of $346 million Q4 2025 Outlook • Net loss of $170 million to $180 million and Adjusted EBITDA* of $30 million to $40 million, including unfavorable timing of $5 million to $10 million • Free Cash Flow* of approximately $20 million, with a projected available liquidity of approximately $365 million at the end of the year • Assumes continuation of the higher level of demand in our formulated products through November, but an exaggerated seasonal effect in December Key Initiatives • Announced decision to cease virgin MMA production operations at the Rho and Porto Marghera, Italy facilities and repurpose Rho assets for PMMA recycling activities • Announced intention to close the polystyrene production facility in Schkopau, Germany • Continued focus on expansion of our strategic businesses, with 5% growth in our growth platforms and 2% volume growth in our recycled content containing sales year to date

4 5 15 25 35 45 55 65 75 Volume (KT) ABS Imports ABS Exports PMMA Imports PMMA Exports Significant Industry Trade Flow Changes (ABS & PMMA) $204 ~$200 15 25 35 45 55 Volume (KT) ABS Imports ABS Exports PMMA Imports PMMA Exports US Imports and Exports Europe Imports and Exports Source: DataWeb Source: Eurostat PMMA Q2 YoY: Imports (17)% Exports (20)% ABS Q2 YoY: Imports +20% Exports (22)% PMMA Q2 YoY: Imports +3% Exports (7)% ABS Q2 YoY: Imports +9% Exports (3)% • Asian producers pre-loading the sales channel ahead of tariffs • Decreased exports to Mexico and Canada • Asian ABS typically consumed in China being redirected to Europe

5 Q3 2025 Sales and Volume Summary Q3 Net sales in $millions Q3 Volume variances exclude styrene-related sales Third Quarter Volume Drivers: Europe • Lower year over year volumes in Latex Binders paper & board and textile due to mill closures and competitive pressures, partially offset by polystyrene U.S. • Lower year over year volumes from weak demand in Polymer Solutions, mainly driven by the building & construction and automotive industries, partially offset by improvements in PMMA resins and Latex Binders Asia • Flat year over year volumes as improvement in polystyrene was offset by low demand in paper & board and textile Net Sales Global $743 Sales Volume YoY: (4)% Sales Volume YoY: (7)% Sales Volume YoY: (0)% Sales Volume YoY: (3)% Europe $325 U.S. $234 Asia-Pacific $152 Rest of World $33

6 Trinseo Q3 2025 Financial Results Net Sales • Adjusted EBITDA* of $30 million was below prior year mainly driven by $12 million of unfavorable timing impact, lower volumes and unfavorable mix effects, which were partially offset by savings from restructuring initiatives • Equity affiliate income at Americas Styrenics was negative $2 million in the quarter and $6 million below prior year due to an $8 million cost headwind from an unplanned outage * See Appendix for a reconciliation of non-GAAP measures $30 $66 Q3'25 Q3'24 Adjusted EBITDA* ($MM) $743 ($110) $868 ($87) Net Sales Net Loss Net Sales & Net Loss ($MM) Q3'25 Q3'24 Vol Price FX Total (7%) (9%) 2% (14%) ($87) ($3.05) ($58) ($2.47) Adjusted Net Loss Diluted EPS EPS ($) Q3'25 Q3'24

7 Engineered Materials • Adjusted EBITDA was flat versus prior year, with lower medical volumes offsetting higher building and construction and mobility volumes as well as restructuring savings • Year over year improvement in our more formulated products • Volumes of recycled content containing products in Engineered Materials grew 12% year to date $273 $294 Qtr3 2025 Qtr3 2024 Net Sales ($MM) $34 $34 Qtr3 2025 Qtr3 2024 Adjusted EBITDA ($MM) 70 74 Qtr3 2025 Qtr3 2024 Volume (kt) Vol Price FX Total (8%) (1%) 1% (7%)

8 • Adjusted EBITDA was $9 million below prior year mainly due to lower volumes and margins, primarily in paper and board and textile applications in Asia and Europe • Paper and board volumes recovered partially in Asia versus prior quarter • Sales volumes in battery binders were up 27% versus prior year for the quarter as we continue to enhance our portfolio, including new design wins at top customers in anode binder applications Latex Binders $198 $242 Qtr3 2025 Qtr3 2024 Net Sales ($MM) $17 $26 Qtr3 2025 Qtr3 2024 Adjusted EBITDA ($MM) 97 106 Qtr3 2025 Qtr3 2024 Volume (kt) Vol Price FX Total (8%) (12%) 2% (18%)

9 Polymer Solutions • Adjusted EBITDA of $4 million was $19 million below prior year, primarily from $9 million of unfavorable timing as well as lower ABS volumes and unfavorable mix • ABS volumes especially in Europe, continued to be under pressure due to demand weakness and Asian imports at unfavorable economics $271 $331 Qtr3 2025 Qtr3 2024 Net Sales ($MM) $4 $23 Qtr3 2025 Qtr3 2024 Adjusted EBITDA ($MM) 166 167 Qtr3 2025 Qtr3 2024 Volume* (kt) * Volume excludes styrene-related sales Vol Price FX Total (6%) (15%) 3% (18%)

10 Debt and Liquidity (Q3 2025) Cash and Borrowing Debt Maturity Schedule ($ millions) Facilities ($ millions) Revolving Credit Facility* AR Securitization** Cash*** $346MM Combined Cash and Availability under Committed Facilities * Revolving Credit Facility available funds of $237 million is net of $33 million outstanding letters of credit ** AR Securitization Facility borrowing capacity of $7 million *** Cash of $102 million excludes restricted cash of $2 million and cash held by certain unrestricted subsidiaries (as defined under our Credit Agreement) of $10 million $1,956 $443 2025 2026 2027 2028 Term Loans 2029 2L Senior Secured Notes $102 $7 $237

11 2025 Profitability and Cash Generation Outlook • Q4 net loss of $170 million to $180 million and Adjusted EBITDA* of $30 million to $40 million • FY net loss of $408 million to $418 million and Adjusted EBITDA* of $167 million to $177 million • FY cash used in operations of approximately $90 million resulting in Free Cash Flow* of approximately negative $140 million * See Appendix for a reconciliation of non-GAAP measures (in $ millions) FY Estimate Capital Expenditures $(50) Cash Interest $(200) Cash Taxes $(35) Restructuring Cost $(55) Turnarounds $(10) Working Capital / Other $40 Net Cash Expenditures $(310)

12 Appendix

Segment Information

TRINSEO

(in $millions, unless noted)	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	2023	2024
Engineered Materials	73	77	73	76	78	88	74	71	72	76	70	300	310
Latex Binders	112	117	112	106	119	111	106	97	98	92	97	447	434
Polymer Solutions	210	200	192	177	204	174	167	172	174	165	166	779	718
Trade Volume* (kt)	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**340**	**345**	**334**	**333**	**1,525**	**1,462**
Engineered Materials	305	300	276	275	283	324	294	276	278	293	273	1,157	1,177
Latex Binders	249	255	224	215	241	252	242	218	209	204	198	943	954
Polymer Solutions	442	407	379	347	380	344	331	327	298	287	271	1,576	1,382
Net Sales	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**821**	**785**	**784**	**743**	**3,675**	**3,513**
Engineered Materials	0	23	15	7	10	32	34	27	26	31	34	46	102
Latex Binders	24	23	18	18	26	26	26	19	24	17	17	83	95
Polymer Solutions	21	15	6	9	29	16	23	17	44	5	4	50	86
Americas Styrenics	18	13	19	13	6	16	4	(10)	(2)	8	(2)	62	15
Corporate	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(26)	(28)	(20)	(22)	(87)	(95)
Adjusted EBITDA**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**26**	**65**	**42**	**30**	**154**	**204**
Adj EBITDA Variance Analysis													
Net Timing** Impacts - Fav/(Unfav)													
Engineered Materials	(7)	(8)	(6)	5	(7)	0	1	(1)	(0)	(1)	(1)	(17)	(6)
Latex Binders	1	(1)	(1)	0	2	(1)	1	0	1	(2)	(1)	(1)	2
Polymer Solutions	4	(6)	3	(4)	18	(9)	2	(9)	8	(8)	(7)	(3)	2
Net Timing* Impacts - Fav/(Unfav)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**(9)**	**9**	**(10)**	**(9)**	**(20)**	**(2)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

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US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	2023	2024
Net Loss	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(117.9)	(79.0)	(105.5)	(109.7)	(701.3)	(348.5)
Interest expense, net	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	66.6	69.5	70.6	188.4	267.5
Provision for (benefit from) income taxes	(16.7)	(25.1)	(17.7)	127.9	5.4	20.3	3.4	1.4	6.6	2.5	8.3	68.4	30.5
Depreciation and amortization	56.0	52.5	38.2	74.4	45.0	46.6	48.3	70.3	36.0	59.8	56.4	221.2	210.2
EBITDA	28.7	(281.4)	28.7	0.6	37.9	63.8	36.7	21.3	30.2	26.3	25.6	(223.3)	159.7
Other items	3.6	2.6	7.2	8.0	1.3	2.5	0.9	1.7	2.3	2.9	1.1	21.4	6.4
Restructuring and other charges	3.7	1.5	13.8	12.5	9.4	4.0	28.5	2.8	7.4	10.8	3.7	31.5	44.7
Loss on financing transactions	-	-	-	-	-	-	-	-	24.9	1.6	-	-	-
Net gain on disposition of businesses and assets	-	(16.3)	(9.3)	-	(3.6)	(3.5)	-	-	-	-	-	(25.6)	(7.1)
Acquisition transaction and integration net costs	-	0.1	-	(1.5)	-	-	-	-	-	-	-	(1.4)	-
Goodwill impairment charges	-	349.0	-	-	-	-	-	-	-	-	-	349.0	-
Asset impairment charges or write-offs	0.3	1.3	0.5	0.6	-	-	-	-	-	-	-	2.7	-
Adjusted EBITDA	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	64.8	41.6	30.4	154.3	203.7
<u>Adjusted EBITDA to Adjusted Net Income</u>													
Adjusted EBITDA	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	64.8	41.6	30.4	154.3	203.7
Interest expense, net	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	66.6	69.5	70.6	188.4	267.5
Provision for (benefit from) income taxes - Adjusted	(20.0)	34.8	(18.6)	12.1	4.2	5.9	3.5	6.4	1.2	2.8	3.9	8.3	20.0
Depreciation and amortization - Adjusted	53.3	49.5	49.2	50.0	46.3	47.9	47.8	46.4	45.5	44.9	42.6	202.0	188.4
Adjusted Net Income (Loss)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(51.7)	(57.5)	(94.5)	(48.5)	(75.6)	(86.7)	(244.4)	(272.2)
Wtd Avg Shares - Diluted (000)	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,307*	*35,360*	*35,403*	*35,513*	*35,674*	*35,959*	*35,274*	*35,330*
Adjusted EPS - Diluted ($)	*(1.01)*	*(1.93)*	*(1.03)*	*(2.99)*	*(1.94)*	*(1.46)*	*(1.63)*	*(2.67)*	*(1.37)*	*(2.12)*	*(2.41)*	*(6.93)*	*(7.70)*
<u>Adjustments by Statement of Operations Caption</u>													
Loss on extinguishment of long-term debt	-	-	-	-	-	-	*0.6*	-	*0.2*	-	-	-	*0.6*
Cost of sales	-	*1.2*	*0.4*	*5.5*	-	-	-	-	-	-	-	*7.1*	-
SG&A	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*6.5*	*29.6*	*4.5*	*34.4*	*16.0*	*4.8*	*24.1*	*47.7*
Impairment and other charges	*0.3*	*349.1*	-	*0.6*	-	-	-	-	-	-	-	*350.0*	-
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	-	-	-	-
Other expense (income), net	-	-	*(3.6)*	-	-	*(3.5)*	*(0.8)*	-	-	*(0.7)*	-	*(3.6)*	*(4.3)*
Total EBITDA Adjustments	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*3.0*	*29.4*	*4.5*	*34.6*	*15.3*	*4.8*	*377.6*	*44.0*
<u>Free Cash Flow Reconciliation</u>													
Cash provided by (used in) operating activities	45.4	56.5	29.3	17.5	(66.2)	(41.9)	8.8	85.1	(110.3)	6.8	(21.6)	148.7	(14.2)
Capital expenditures	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(14.2)	(12.2)	(21.2)	(8.7)	(9.8)	(16.5)	(69.7)	(63.3)
Free Cash Flow	23.6	42.7	15.8	(3.1)	(81.9)	(56.1)	(3.4)	63.9	(119.0)	(3.0)	(38.1)	79.0	(77.5)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 6, 2025. Totals may not sum due to rounding.

14

15 US GAAP to Non-GAAP Reconciliation NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 6, 2025. Totals may not sum due to rounding. Profitability Outlook Cash Flow Outlook